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                                                                  Exhibit 10.6


                               AAP HOLDINGS, INC.
                              CAXTON BUILDING #880
                                 812 HURON ROAD
                           CLEVELAND, OHIO 44115-1126

December 18, 1996


Mr. Frank Amedia, President
Forte Computer Easy, Inc.
1350 Albert Street
Youngstown, OH 44505

Re:     Management Fee and Reimbursement of Other Expenses


Dear Frank:


The purpose of this letter is to set forth our understanding and agreement relating to fees and expenses that are paid by American Architectural Products, Inc. ("AAP") to its parent and affiliate. Upon the closing of the transactions described in the Agreement And Plan of Reorganization entered into between Forte Computer Easy, Inc. ("Forte") and AAP Holdings, Inc. ("Holdings"), dated October 25, 1996, AAP will become a wholly-owned subsidiary of Forte. After the completion of that transaction, however, Holdings and its affiliates will continue to provide management services to AAP. Accordingly, it is agreed by Forte that, after the Closing, AAP will continue to have the right and the obligation to pay a management fee of $250,000 during 1997 (the "Management Fee") and to reimburse Holdings and its affiliates for out-of pocket expenses (the "Expenses") incurred by them in providing services to AAP.

The Management Fee will be paid by AAP to Holdings and its affiliates during 1997 in accordance with the schedule attached to and made a part of this letter as EXHIBIT A.

The obligation of AAP to pay the Management Fee will expire on December 31, 1997 unless the Management Fee is continued by the mutual written Agreement of Forte and Holdings. Furthermore, the Expenses will be reimbursed to Holdings and its affiliates by AAP as the Expenses are incurred.

After you have had the opportunity to review the contents of this letter, please contact me if you have any questions or comments. If not, please acknowledge your acceptance of this understanding and agreement by signing both copies of this letter where indicated below. One copy is to be retained by you for your files and the other copy returned to me for our files.


                                                 Very truly yours,

                                                 AAP HOLDINGS, INC.

                                                 /s/ GEORGE S. HOFMEISTER
                                                 -----------------------------
                                                 George S. Hofmeister, Chairman

AGREED TO AND ACCEPTED BY
FORTE COMPUTER, INC.

By: /s/ FRANK AMEDIA
   --------------------------
   Frank Amedia, President


Date: December 18, 1996


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                                   EXHIBIT A
                                   ---------


                            TO MANAGEMENT FEE LETTER
                            ------------------------


               Payment Date                         Payment Amount
               ------------                         --------------

               January 31, 1997                        $ 33,333

               February 28, 1997                       $ 33,333

               March 31, 1997                          $ 33,334

               April 30, 1997                          $ 25,000

               May 31, 1997                            $ 25,000

               June 30, 1997                           $ 25,000

               July 31, 1997                           $ 16,666

               August 31, 1997                         $ 16,667

               September 30, 1997                      $ 16,667

               October 31, 1997                        $  8,333

               November 30, 1997                       $  8,333

               December 31, 1997                       $  8,334
                                                       --------
               TOTAL                                   $250,000
                                                       ========